Exhibit 99.1

Olo Announces Second Quarter 2021 Financial Results
Second-Quarter Revenue Grew 48% Year-over-Year on Continued Active Location and Transaction Volume Growth

New York, New York - August 10, 2021 - Olo Inc. (NYSE:OLO), a leading on-demand commerce platform powering the restaurant industry’s digital transformation, today announced financial results for the second quarter ended June 30, 2021.

“The second quarter was another strong quarter of profitable growth for Olo. Restaurant digital sales proved durable during the second quarter, demonstrating that the restaurant industry’s digital transformation is not just about delivery but all ordering modes. We are excited that Olo’s platform is enabling restaurant brands to digitize every transaction, not just delivery transactions,” said Noah Glass, Olo’s Founder and CEO.
Second-Quarter Financial and Other Highlights
•Total revenue increased 48% year-over-year to $35.9 million.
•Platform revenue increased 53% year-over-year to $34.5 million.
•Gross profit increased 42% year-over-year to $28.5 million, or 80% of total revenue.
•Non-GAAP gross profit increased 46% year-over-year to $29.5 million, or 82% of total revenue.
•Operating income decreased $8.2 million year-over-year to an operating loss of $(2.4) million, or (7)% of total revenue.
•Non-GAAP operating income decreased $1.1 million year-over-year to $5.9 million, or 16% of total revenue.
•Net loss was $(2.4) million or $(0.02) per share, compared to net income of $3.9 million or $0.00 per share a year ago.
•Non-GAAP net income was $5.8 million or $0.03 per share, compared to a non-GAAP net income of $6.8 million or $0.05 per share a year ago.
•Cash and cash equivalents were $575.2 million.
•Ending active locations increased 30% year-over-year to approximately 74,000.
•Average revenue per unit (ARPU) increased 13% year-over-year to approximately $486.
•Dollar-based net revenue retention (NRR) remained over 120%.
Second-Quarter and Recent Business Highlights
•Olo deployed a number of leading brands onto the platform, including Potbelly Sandwich Shop, an enterprise fast-casual concept. Potbelly converted from a legacy technology stack onto Olo, leveraging Olo’s open SaaS platform to implement a highly customized and personalized digital program to meet the needs of their evolving consumer.
•Olo showcased its extensible platform with the deployment of Jack in the Box, which utilized the Dispatch product module to augment its proprietary digital ordering system. Olo’s modular architecture means customers can select product modules independent of the Ordering platform to address their unique needs. Olo is proud to support Jack in the Box as they continue their digital journey through the use of Olo’s Dispatch module.
•Olo continued to service and expand the presence of virtual brands on the platform, including enabling Thighstop, a chicken-thigh focused virtual concept from Wingstop, to launch on the platform in a matter of weeks. Virtual brands continue to represent an emerging digital and delivery-only service model that allows Olo’s customers to leverage their operations to maximize revenue per square foot.
•Olo added Grubhub as a new Olo Rails partner this quarter. Olo customers can now utilize Olo Rails to operationalize and manage all major national digital ordering aggregators. Now, mutual restaurant customers can streamline order management through a robust set of features including Point of Sale (POS) integration, accurate menu availability and pricing information, and store location and hours. Pilot brands such as Smoothie King have touted the benefits of the partnership in ensuring accurate menu information and reductions in order errors, greatly enhancing customer experience.
•Olo completed development of the mobile app version of Serve, a white-label branded ordering experience, which further underscores Olo’s commitment to building the best open SaaS platform for multi-location restaurant brands. Brands are now able to offer feature parity with the Serve web experience, which has boosted conversion rates through an improved user experience and faster order completion. The new Serve mobile app allows brands to offer an app version of their digital presence without the need for large custom mobile app budgets.
•Olo continued to invest in providing tools for restaurant operators to manage transactions across the growing number of integrated third-party channels by deploying the Olo Rails Performance Tool. The Olo Rails Performance Tool helps restaurants better assess, track, and analyze digital performance and revenue across various ordering channels, while also aiding channel management to maximize digital sales revenues and profitability.
•Olo is committed to building a diverse and inclusive culture that promotes growth and equity for underrepresented groups while supporting and celebrating all voices and perspectives. Part of that commitment includes transparency about our diversity, equity, and inclusion efforts. In support of this commitment, Olo introduced a Diversity, Equity, and Inclusion page on Olo.com, sharing our diversity strategy, our team’s ethnicity and gender-based metrics, our employee resource groups, and our goals. Learn more about our commitment to diversity, equity, and inclusion at olo.com/dei.
A reconciliation of GAAP to non-GAAP financial measures is provided at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures and Other Metrics.”
Financial Outlook
As of August 10, 2021, Olo is issuing the following outlook for the third quarter of 2021 and fiscal year 2021:
For the third quarter of 2021, Olo expects to report:
•Revenue in the range of $36.0 million to $36.5 million; and
•Non-GAAP operating income in the range of $3.4 million to $3.8 million.

For the fiscal year 2021, Olo expects to report:
•Revenue in the range of $144.7 million to $145.7 million; and
•Non-GAAP operating income in the range of $18.8 million to $19.6 million.

The outlook provided above constitutes forward-looking information within the meaning of applicable securities laws and is based on a number of assumptions and subject to a number of risks. Actual results could vary materially as a result of numerous factors, including certain risk factors, many of which are beyond Olo’s control. See the cautionary note regarding “Forward-Looking Statements” below. Fluctuations in Olo’s operating results may be particularly pronounced in the current economic environment due to the uncertainty caused by, and the unprecedented nature of, the ongoing COVID-19 pandemic, the severity, duration, and ultimate impact of which is difficult to predict at this time. While Olo has benefited from the acceleration of demand for off-premise dining during the COVID-19 pandemic, Olo’s business and financial results could be materially adversely affected in the future if these trends do not continue. The situation regarding COVID-19 remains uncertain and could change rapidly, and Olo will continue to evaluate its potential impact on its business.
Reconciliation of non-GAAP operating income guidance to the most directly comparable GAAP measures is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.

Webcast and Conference Call Information
Olo will host a conference call today, August 10, 2021 at 5:00 p.m. Eastern Time to discuss the Company’s financial results and financial outlook. A live webcast of this conference call will be available on the “Investor Relations'' page of the Company’s website (www.olo.com), and a replay will be available on the website as well.
About Olo
Olo is a leading on-demand commerce platform powering the restaurant industry’s digital transformation. Millions of orders per day run on Olo’s enterprise SaaS engine, enabling brands to maximize the convergence of digital and brick-and-mortar operations. The Olo platform provides the infrastructure to capture demand and manage consumer orders from every channel. With integrations to over 100 technology partners, Olo customers can build digital experiences with the largest and most flexible restaurant commerce ecosystem on the market. Over 400 restaurant brands use Olo to grow digital sales, maximize profitability, and preserve direct consumer relationships. Learn more at olo.com.
Contacts
Media
Kate Ottavio Kent, ICR for Olo
Kate.OttavioKent@icrinc.com
646.277.1219
Investor Relations
Stephanie Daukus
Vice President, Investor Relations
InvestorRelations@olo.com
646.389.2754

Non-GAAP Financial Measures and Other Metrics
Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements, which are prepared in accordance with generally accepted accounting principles in the United States (GAAP), we present non-GAAP gross profit/margin (and as a percentage of revenue), non-GAAP operating expenses (total and each line item, and total and each non-GAAP operating expense item as a percentage of revenue), non-GAAP operating income (and as a percentage of revenue), and non-GAAP net income (loss) (and as a percentage of revenue and on a per share basis) in this press release. Our use of non-GAAP financial measures has limitations as an analytical tool, and these measures should not be considered in isolation or as a substitute for analysis of financial results as reported under GAAP.
We use non-GAAP financial measures in conjunction with financial measures prepared in accordance with GAAP for planning purposes, including in the preparation of our annual operating budget, as a measure of our core operating results and the effectiveness of our business strategy, and in evaluating our financial performance. These measures provide consistency and comparability with past financial performance, facilitate period-to-period comparisons of core operating results, and also facilitate comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results. We exclude the following items from one or more of our non-GAAP financial measures: stock-based compensation expense (non-cash expense calculated by companies using a variety of valuation methodologies and subjective assumptions), equity expense related to charitable contributions, internally developed software amortization (non-cash expense), change in fair value of warrants, and, if applicable, other non-cash transactions.

Free cash flow represents net cash used in operating activities, reduced by purchases of property and equipment, and capitalization of internally developed software. Free cash flow is a measure used by management to understand and evaluate our liquidity and to generate future operating plans. The reduction of capital expenditures facilitates comparisons of our liquidity on a period-to-period basis and excludes items that we do not consider to be indicative of our liquidity. We believe that free cash flow is a measure of liquidity that provides useful information to investors and others in understanding and evaluating the strength of our liquidity and future ability to generate cash that can be used for strategic opportunities or investing in our business in the same manner as our management and board of directors. Nevertheless, our use of free cash flow has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under GAAP. Further, our definition of free cash flow may differ from the definitions used by other companies and therefore comparability may be limited.

Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, (1) stock-based compensation expense has recently been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy and (2) although depreciation and amortization expense are non-cash charges, the assets subject to depreciation and amortization may have to be replaced in the future. The non-GAAP measures we use may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. Such non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. We compensate for these limitations by providing specific information regarding the GAAP items excluded from these non-GAAP financial measures. A reconciliation of these non-GAAP measures has been provided in the financial statement tables included in this press release and investors are encouraged to review the reconciliation.
Other Metrics
We calculate ARPU by dividing the total platform revenue in a given period by the average active locations in that same period. We believe this demonstrates our ability to grow within our customer base through the development of our products that our customers value.
We define active locations as a unique restaurant location that is utilizing one or more modules in a given quarterly period. We believe there is a substantial opportunity to continue to grow our customer base within the U.S. restaurant industry. We intend to continue to drive new customer growth by leveraging our brand and experience within the industry, and expanding our sales and marketing efforts. We have also historically pursued and will continue to target the most well-capitalized, fastest growing restaurant brands in the industry. As our restaurant brand customers open new locations, we are well-positioned to organically grow our revenue with little to no incremental sales and marketing costs to target additional locations.

We calculate NRR as of a period-end by starting with the revenue, defined as platform revenue, from the cohort of all active customers as of 12 months prior to such period-end, or the prior period revenue. We then calculate the platform revenue from these same customers as of the current period-end, or the current period revenue. Current period revenue includes any expansion and is net of contraction or attrition over the last 12 months, but excludes platform revenue from new customers in the current period. We then divide the total current period revenue by the total prior period revenue to arrive at the point-in-time dollar-based NRR.
Forward-Looking Statements
Statements we make in this press release may include statements which are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” "outlook", “seeks,” “should,” “will,” and variations of such words or similar expressions.
We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and are making this statement for purposes of complying with those safe harbor provisions. These statements include, but are not limited to, statements regarding the ongoing importance of digital experiences to the restaurant industry, the future performance of Olo and its market opportunity, including expected financial results for the third quarter and fiscal year 2021, our business strategy, our ability to sustain our profitability, customer adoption of our products and expectations for capturing market share and our delivery of new products or product features, and expectations regarding the impact of the COVID-19 pandemic on our business and industry. Accordingly, actual results could differ materially or such uncertainties could cause adverse effects on our results.

Forward-looking statements are based upon various estimates and assumptions, as well as information known to Olo as of the date of this press release, and are subject to risks and uncertainties, including but not limited to: the impact and duration of the COVID-19 pandemic on our business and economic conditions; the impact, severity and duration of safety measures put in place to mitigate the impact of the COVID-19 pandemic; our focus on the long-term and our investments in sustainable, profitable growth; our ability to develop and release new products and services, and develop and release successful enhancements, features, and modifications to our existing products and services; the impact of new and existing laws and regulations; our strategic relationships with third parties; our reliance on a limited number of delivery service providers and aggregators; our ability to generate revenue from our product offerings and the effects of fluctuations in our level of client spend retention; competition; changes in the amount and mix of transactions facilitated through our platform in a period; changes in our level of investment in sales and marketing, research and development, and general and administrative expenses, and our hiring plans; future changes to our pricing model; changes in management; and other general market, political, economic, and business conditions. Actual results could differ materially from those predicted or implied, and reported results should not be considered as an indication of future performance. Additionally, these forward-looking statements, particularly our guidance, involve risks, uncertainties and assumptions, including those related to the impacts of the COVID-19 pandemic on our customers’ spending decisions and consumer ordering behavior as COVID-19 associated restrictions and the impact of federal fiscal stimulus abates. Significant variation from the assumptions underlying our forward-looking statements could cause our actual results to vary, and the impact could be significant.

Additional risks and uncertainties that could affect our financial results are included under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021 filed with the SEC on May 12, 2021, our Quarterly Report on Form 10-Q for quarterly period ended June 30, 2021 that will be filed following this earnings release, and our subsequent SEC filings, which are available on the Investor Relations page of our website at investors.olo.com and on the SEC website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this press release. All forward-looking statements contained herein are based on information available to us as of the date hereof, and we do not assume any obligation to update these statements as a result of new information or future events.

OLO INC.
Condensed Balance Sheets (Unaudited)
(in thousands, except share and per share amounts)

	As of June 30, 2021	As of December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$575,236	$75,756
Accounts receivable, net of allowances of $657 and $631, respectively	39,702	45,641
Contract assets	710	356
Deferred contract costs	2,113	1,830
Prepaid expenses and other current assets	6,563	1,661
Total current assets	624,324	125,244
Property and equipment, net	2,485	2,241
Contract assets, noncurrent	686	503
Deferred contract costs, noncurrent	3,393	3,346
Deferred offering costs	—	2,792
Other assets, noncurrent	381	298
Total assets	$631,269	$134,424
LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$1,763	$9,104
Accrued expenses and other current liabilities	52,117	42,578
Unearned revenue	626	585
Redeemable convertible preferred stock warrant liability	—	19,735
Total current liabilities	54,506	72,002
Unearned revenue, noncurrent	1,056	435
Deferred rent, noncurrent	2,287	2,402
Other liabilities, noncurrent	326	329
Total liabilities	58,175	75,168
Commitments and contingencies
Redeemable convertible preferred stock, $0.001 par value, zero and 60,509,120 authorized at June 30, 2021 and December 31, 2020 and; zero and 58,962,749 issued and outstanding at June 30, 2021 and December 31, 2020, respectively	—	111,737
Stockholders’ deficit:
Class A common stock, $0.001 par value; 1,700,000,000 and zero shares authorized at June 30, 2021 and December 31, 2020; 27,641,224 and zero shares issued and outstanding at June 30, 2021 and December 31, 2020, respectively. Class B common stock, $0.001 par value; 185,000,000 shares authorized at June 30, 2021 and December 31, 2020; 120,055,607 and 22,320,286 shares issued and outstanding at June 30, 2021 and December 31, 2020, respectively.	148	22
Preferred stock, $0.001 par value; 20,000,000 and zero shares authorized at June 30, 2021 and December 31, 2020, respectively.	—	—
Additional paid-in capital	671,141	16,798
Accumulated deficit	(98,195)	(69,301)
Total stockholders’ equity (deficit)	573,094	(52,481)
Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$631,269	$134,424

OLO INC.
Condensed Statements of Operations (Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue:
Platform	$34,526	$22,520	$69,449	$37,328
Professional services and other	1,370	1,785	2,570	3,045
Total revenue	35,896	24,305	72,019	40,373
Cost of revenue:
Platform	6,180	3,148	11,787	6,608
Professional services and other	1,183	1,113	2,426	1,995
Total cost of revenue	7,363	4,261	14,213	8,603
Gross profit	28,533	20,044	57,806	31,770
Operating expenses:
Research and development	13,931	7,627	28,387	14,844
General and administrative	13,310	4,844	31,764	9,676
Sales and marketing	3,701	1,807	7,537	4,087
Total operating expenses	30,942	14,278	67,688	28,607
(Loss) income from operations	(2,409)	5,766	(9,882)	3,163
Other income (expenses), net:
Interest expense	—	(111)	—	(157)
Other income (expense), net	10	7	(8)	18
Change in fair value of warrant liability	—	(1,676)	(18,930)	(2,017)
Total other income (expenses), net	10	(1,780)	(18,938)	(2,156)
(Loss) income before taxes	(2,399)	3,986	(28,820)	1,007
Provision for income taxes	38	48	74	95
Net (loss) income and comprehensive (loss) income	$(2,437)	$3,938	$(28,894)	$912
Accretion of redeemable convertible preferred stock to redemption value	—	(16)	(14)	(35)
Undeclared 8% dividend on participating securities	—	(3,922)	—	(877)
Net loss attributable to Class A and Class B common stockholders	$(2,437)	$—	$(28,908)	$—
Net loss per share attributable to Class A and Class B common stockholders:
Basic	$(0.02)	$—	$(0.30)	$—
Diluted	$(0.02)	$—	$(0.30)	$—
Weighted-average Class A and Class B common shares outstanding:
Basic	147,510,963	18,715,725	95,690,520	18,666,629
Diluted	147,510,963	18,715,725	95,690,520	$18,666,629

OLO INC.
Condensed Statements of Cash Flows (Unaudited)
(in thousands)

	Six Months Ended June 30, 2021	Six Months Ended June 30, 2020
Operating activities
Net (loss) income	$(28,894)	$912
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Depreciation and amortization	527	277
Stock-based compensation	13,550	2,087
Stock-based compensation in connection with vesting of Stock Appreciation Rights	2,847	—
Charitable donation of Class A common stock	5,125	—
Bad debt expense	238	359
Change in fair value of warrants	18,930	2,017
Changes in operating assets and liabilities:
Accounts receivable	5,701	(31,558)
Contract assets	(537)	(40)
Prepaid expenses and other current assets	(4,848)	244
Deferred contract costs	(330)	(1,241)
Accounts payable	(7,225)	4,037
Accrued expenses and other current liabilities	9,726	21,581
Deferred rent	(115)	724
Unearned revenue	663	(100)
Other liabilities, noncurrent	113	—
Net cash provided by (used in) operating activities	15,471	(701)
Investing activities
Purchases of property and equipment, including capitalized software	(660)	(398)
Net cash used in investing activities	(660)	(398)
Financing activities
Proceeds from issuance of Class A common stock upon initial public offering, net of underwriting discounts	485,541	—
Cash received for employee payroll tax withholdings	18,691	—
Cash paid for employee payroll tax withholdings	(18,691)	—
Proceeds from line of credit	—	15,000
Repayment of line of credit	—	(18,500)
Proceeds from exercise of warrants	392	—
Payment of deferred finance costs	(136)	—
Payment of deferred offering costs	(4,118)	(735)
Proceeds from exercise of stock options	2,990	533
Proceeds from issuance of preferred stock	—	50,000
Costs incurred from issuance of preferred stock	—	(234)
Net cash provided by financing activities	484,669	46,064
Net increase in cash and cash equivalents	499,480	44,965
Cash and cash equivalents, beginning of year	75,756	10,935
Cash and cash equivalents, end of year	$575,236	$55,900
Supplemental disclosure of cash flow information
Cash paid for income taxes, net	$69	$—
Cash paid for interest	$—	$157
Cash received for early exercise of stock options	$—	$214
Supplemental disclosure of non-cash investing and financing activities
Accrued offering costs	$339	$1,336
Vesting of early exercised stock options	$116	$—
Accretion of redeemable convertible preferred stock to redemption value	$14	$34
Capitalization of stock-based compensation for internal-use software	$104	$9

OLO INC.
Non-GAAP Free Cash Flow (Unaudited)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net cash provided by (used in) operating activities	$11,262	$(4,385)	$15,471	$(701)
Purchase of property and equipment	(165)	(47)	(271)	(116)
Capitalization of internally developed software	(317)	(271)	(389)	(282)
Non-GAAP free cash flow	$10,780	$(4,703)	$14,811	$(1,099)

OLO INC.
Reconciliation of GAAP to Non-GAAP Results (Unaudited)
(in thousands, except for percentages and share and per share amounts)

	Three Months Ended June 30, 2021	Three Months Ended June 30, 2020	Six Months Ended June 30, 2021	Six Months Ended June 30, 2020
Gross profit and gross margin reconciliation:
Platform gross profit, GAAP	$28,346	$19,372	$57,662	$30,720
Plus: Stock-based compensation expense	744	101	1,180	208
Plus: Internally developed software amortization	138	65	275	130
Platform gross profit, non-GAAP	29,228	19,538	59,117	31,058
Services gross profit, GAAP	187	672	144	1,050
Plus: Stock-based compensation expense	131	18	246	39
Services gross profit, Non-GAAP	318	690	390	1,089
Total gross profit, GAAP	28,533	20,044	57,806	31,770
Total gross profit, non-GAAP	29,546	20,228	59,507	32,147
Platform gross margin, GAAP	82%	86%	83%	82%
Platform gross margin, non-GAAP	85%	87%	85%	83%
Services gross margin, GAAP	14%	38%	6%	34%
Services gross margin, non-GAAP	23%	39%	15%	36%
Total gross margin, GAAP	80%	83%	80%	79%
Total gross margin, non-GAAP	82%	83%	83%	80%
Sales and marketing reconciliation:
Sales and marketing, GAAP	3,701	1,807	7,537	4,087
Less: Stock-based compensation expense	536	64	924	110
Sales and marketing, non-GAAP	3,165	1,743	6,613	3,977
Sales and marketing as % total revenue, GAAP	10%	7%	10%	10%
Sales and marketing as % total revenue, non-GAAP	9%	7%	9%	10%
Research and development reconciliation:
Research and development, GAAP	13,931	7,627	28,387	14,844
Less: Stock-based compensation expense	2,500	284	5,952	527
Research and development, non-GAAP	11,431	7,343	22,435	14,317
Research and development as % total revenue, GAAP	39%	31%	39%	37%
Research and development as % total revenue, non-GAAP	32%	30%	31%	35%
General and administrative reconciliation:
General and administrative, GAAP	13,310	4,844	31,764	9,676
Less: Stock-based compensation expense	4,237	671	8,095	1,203
Less: Charitable donation of Class A common stock	—	—	5,125	—
General and administrative, non-GAAP	9,073	4,173	18,544	8,473
General and administrative as % total revenue, GAAP	37%	20%	44%	24%
General and administrative as % total revenue, non-GAAP	25%	17%	26%	21%
Operating income (loss) reconciliation:
Operating (loss) income, GAAP	(2,409)	5,766	(9,882)	3,163
Plus: Stock-based compensation expense	8,148	1,138	16,397	2,087
Plus: Charitable donation of Class A common stock	—	—	5,125	—
Plus: Internally developed software amortization	138	65	275	130
Operating income, non-GAAP	5,877	6,969	11,915	5,380
Operating margin, GAAP	(7)%	24%	(14)%	8%
Operating margin, non-GAAP	16%	29%	17%	13%
Net income (loss) reconciliation:
Net (loss) income, GAAP	(2,437)	3,938	(28,894)	912
Stock-based compensation expense	8,148	1,138	16,397	2,087
Charitable donation of Class A common stock	—	—	5,125	—
Internally developed software amortization	138	65	275	130
Change in fair value of warrant liability	—	1,676	18,930	2,017
Net income, non-GAAP	5,849	6,817	11,833	5,146
Fully diluted net loss, GAAP per share attributable to Class A and Class B common stockholders	$(0.02)	$—	$(0.30)	$—
Fully diluted weighted average Class A and Class B common shares outstanding, GAAP	147,510,963	18,715,725	95,690,520	18,666,629
Fully diluted net income (loss), non-GAAP per share attributable to Class A and Class B common stockholders	$0.03	$0.05	$0.07	$0.04
Fully diluted Class A and Class B common shares outstanding, non-GAAP	183,574,622	140,419,831	173,540,967	136,207,580